MUFG Americas Holdings Corporation MUFG Americas Holdings Corporation Investor Presentation First Quarter March 31, 2016 Exhibit 99.1

This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC. The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “ project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission (SEC), including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes additional capital ratios (tangible common equity and Common Equity Tier 1 capital (calculated under the Basel III standardized approach on a fully phased-in basis)) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated April 25, 2016 and our 10-Q for the quarter ended March 31, 2016. MUFG Americas Holdings Corporation Investor Presentation, 1Q16 Forward-Looking Statements and Non-GAAP Financial Measures 2

One of the Largest Regional Bank Holding Companies in the United States

- MUFG Americas Holdings Corporation (**MUAH**) (A3 / A / A)[1,2] and its principal subsidiary MUFG Union Bank, N.A. (**MUB**) (A2 / A+ / A)[1,2] are strategic subsidiaries of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (**BTMU**), which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. (**MUFG**)
- Solid balance sheet with high-quality capital base and strong liquidity
- Conservative risk culture resulting in a high quality loan portfolio with strong credit performance
- Network of 370 U.S. retail and commercial branches and two international offices
- Prominent market share in demographically attractive West Coast markets
- Debt issuance by both MUB and MUAH
  - In February 2015, MUAH issued $2.2bn of senior notes across 3-, 5- and 10-year maturities

MUB Branch Network



Reference Banks' Period-End Assets ($bn) [3]


$429
$361
$330
$212
$194
$142
$140
$126
$125
$121
$98
$73
$69
$59
USB
PNC
COF
BBT
STI
FITB
CFG
RF
MTB
MUAH
KEY
HBAN
CMA
ZION

1. Credit ratings represent long-tem issuer ratings from Moody's, S&P, and Fitch Ratings respectively
2. In November 2015, S&P affirmed MUAH's long-term and short-term ratings, and MUB's long-term rating, with a negative outlook
3. Source: SNL Financial as of March 31, 2016; Holding companies by asset size, excluding institutions with significantly different business models.

'Reference Banks', referred to throughout this presentation, unless otherwise noted, consist of the 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks (BAC, C, JPM and WFC)

MUAH Company Profile as of March 31, 2016

Headquarters	New York
Main Banking Office	San Francisco
U.S. Branches[4]	370
Employees[5]	Approx. 12,100
Total Assets	$120.9 billion
Total Loans[6]	$79.3 billion
Total Deposits	$89.5 billion
Tangible Common Equity[7]	$12.4 billion

4. In addition, MUAH has two international offices
5. Full-time equivalent staff
6. Excludes loans held for sale
7. Tangible common equity is a non-GAAP measure. Refer to MUAH's earnings release dated April 25, 2016 and our 10-Q for the quarter ended March 31, 2016 for a reconciliation between certain GAAP amounts and these non-GAAP measures

MUFG

3

MUFG Americas Holdings Corporation Investor Presentation, 1Q16

Core Strategic Subsidiary of Mitsubishi UFJ Financial Group (MUFG) MUFG Union Bank, N.A. (MUB) U.S. Depository Institution The Bank of Tokyo-Mitsubishi UFJ, Ltd (BTMU) Commercial Bank 100% Mitsubishi UFJ Financial Group, Inc. (MUFG) Holding Company MUFG Americas Holdings Corporation (MUAH) U.S. Holding Company 100% 100% BTMU Latin America, Canada Branch/Sub BTMU U.S. Branches MUFG Americas Holdings Corporation Investor Presentation, 1Q16 • MUAH is a U.S. financial and bank holding company with a majority of independent board members • An integrated executive management committee oversees all operations in the Americas (both MUAH and BTMU branches) • The CEO of MUAH and MUB, Stephen Cummings, has authority over all of BTMU’s U.S. businesses and serves as a member of the Board of Directors of MUAH and MUB To better serve our clients in the Americas and leverage the strength of MUFG: • Effective July 1, 2014, the U.S. branch banking operations of BTMU were integrated within MUB • Not a legal entity combination, but rather an integration of personnel and certain business and support activities • Our organizational structure is consistent with the direction of the Dodd-Frank enhanced prudential standards (EPS) for foreign banking organizations (FBOs) to be implemented July 2016 DOMESTIC FOCUS WITH GLOBAL REACH MUFG Americas Business Integration Effective July 1, 2014 4

MUFG Americas Holdings Corporation Investor Presentation, 1Q16 Mitsubishi UFJ Financial Group, Inc. MUFG Americas (includes Latin America and Canada) Combined U.S. Operations (includes BTMU & MUTB U.S. Branches and MUS(USA)) MUFG Americas Holdings Corporation Core Strategic Subsidiary of Mitsubishi UFJ Financial Group (MUFG) 1. JPY denominated amounts converted to USD based on an exchange rate of 120.6 JPY/USD as of December 30, 2015; refer to MUFG’s Investor Relations website (http://www.mufg.jp/english/ir/) for additional information 2. Calculated in accordance with Japanese banking regulations based on information derived from MUFG’s consolidated financial statements prepared in accordance with Japanese GAAP, as required by the JFSA 3. Full-time equivalent staff 4. Common Equity Tier 1 risk-based capital ratio (standardized, fully phased-in basis) is a non-GAAP financial measure that is used to assess a bank’s capital position as if the transition provisions of the U.S. Basel III rules were fully phased in for the periods in which the ratio is disclosed. Please refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated April 25, 2016 and our 10-Q for the quarter ended March 31, 2016 Employees Approx. 140,000 Total assets 2,452.5$ Total loans 941.0 Total deposits 1,294.4 Common Equity Tier 1 risk-based capital ratio (fully phased-in) 2 12.0% Employees 3 Approx. 12,100 Total assets 120.9$ Total loans held for investment 79.3 Total deposits 89.5 Common Equity Tier 1 risk-based capital ratio (fully phased-in) 4 13.3% As of December 31, 2015 1 (dollars in billions) As of March 31, 2016 (dollars in billions) 5

July 2016 Organizational Structure to Meet Enhanced Prudential Standards


Mitsubishi UFJ Financial Group (MUFG)
100%
Mitsubishi UFJ Securities Holdings (MUS)
100%
Bank of Tokyo-Mitsubishi UFJ (BTMU)
100%
Mitsubishi UFJ Trust and Banking (MUTB)
3.8%
96.2%
Combined U.S. Operations
MUFG Americas Holdings Corp (MUAH)
Intermediate Holding Company
(formerly named UnionBanCal Corporation)
Branches
BTMU NY
MUTB NY
BTMU LA
BTMU Chicago
MUFG Union Bank, N.A (MUB)
Mitsubishi UFJ Securities USA (MUS(USA))
Non-Bank Subs (Leasing)
3/31/16 assets: $120.0bn[1]
12/31/15 assets: $34.2bn[1]

- The EPS require that all FBOs with at least $50bn in assets transfer substantially all ownership of controlled U.S. subsidiaries to an Intermediate Holding Company (IHC) by July 1, 2016
- MUAH has been designated as the IHC for all of MUFG's non-branch U.S. subsidiaries

1. Most recent publicly disclosed asset figures for MUB and MUS(USA)

MUFG
6
MUFG Americas Holdings Corporation Investor Presentation, 1Q16

Mitsubishi UFJ Securities (USA), Inc.

CAPITAL MARKETS PLATFORM BUILT TO SERVE CLIENTS

- Platform delivers capital markets capabilities and solutions to MUAH & BTMU's client base
- MUS(USA)'s repo portfolio is substantially all collateralized by high quality, liquid assets
  - Approximately 90% is collateralized by U.S. Treasuries and Agency MBS and 10% is backed by equities and corporate bonds
  - Approximately 90% of the reverse repo portfolio is transacted through FICC or a triparty custodian
- Rated A+ by S&P and A by Fitch

Mitsubishi UFJ Securities (USA), Inc
Balance Sheet [1] as of December 31, 2015

(Dollars in millions)

Assets		Liabilities	
Cash and cash equivalents	$ 125	Short-term borrowings	$ 1,048
Securities borrowed	7,114	Securities loaned	2,053
Securities purchased under agreements to resell	23,933	Securities sold under repurchase agreements	27,052
Securities owned	2,656	Securities sold but not yet purchased	2,916
Other assets	339	Subordinated debt	220
Total assets	**$ 34,167**	Other liabilities	259
		Total liabilities	**$ 33,548**
		Equity	
		Common stock and retained earnings	$ 619
		Total liabilities and equity	**$ 34,167**

1. Source: Mitsubishi UFJ Securities (USA), Inc. Consolidated Statement of Financial Condition from Form X-17A-5 as of 12/31/2015

OVERVIEW OF CORE BUSINESS AREAS

Capital Markets

- Specialists in debt and equity capital markets providing clients with comprehensive financing solutions across international capital markets

Fixed Income

- Leverage expertise of global organization in all major financial centers, providing market-making services across asset-backed securities, credit and rates
- Trading, sales and research organized around supporting the new-issue franchise and investor clients

Equities

- Sales, trading and research capabilities across cash equities and convertible bonds; service leader in the Japanese market; provide investors access to other global markets

Derivatives

- Agent only, derivative solutions for clients across rates, equities and credit products

MUFG
7
MUFG Americas Holdings Corporation Investor Presentation, 1Q16

2016 First Quarter MUAH Results Compared to the previous quarter: • Net Income decreased $20MM • Total revenue down $29MM primarily due to losses and impairments on oil & gas related private equity investments • Net interest income decreased $11MM Compared to the year-ago quarter: • Net Income decreased $88MM • Decrease primarily due to an increase in provision for credit losses MUFG Americas Holdings Corporation Investor Presentation, 1Q16 1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. . (Dollars in millions) Results of operations: Net interest income 697$ $ 708 683$ Noninterest income 395 413 335 Total revenue 1,092 1,121 1,018 Noninterest expense 876 891 849 Pre-tax, pre-provision income 1 216 230 169 Provision for credit losses 162 192 3 Income before taxes and including noncontrolling interests 54 38 166 Income tax expense 17 (18) 34 Net income including noncontrolling interests 37 56 132 Deduct: Net loss from noncontrolling interests 12 13 5 Net income attributable to MUAH 49$ $ 69 137$ For the Three Months Ended March 31, 2016 March 31, 2015 December 31, 2015 8

MUAH Balance Sheet and Profitability Highlights

(Dollars in millions)	As of the Three Months Ended March 31, 2016	December 31, 2015 [7]	March 31, 2015 [7]
Balance sheet (end of period)			
Total assets	$ 120.9	$ 116.2	$ 113.7
Total securities	23.6	24.5	22.5
Total loans held for investement	79.3	77.6	76.8
Core deposits [1]	74.9	76.1	74.2
Total deposits	89.5	84.3	82.7
Long-term debt	11.8	12.3	8.9
MUAH stockholder's equity	15.8	15.5	15.2
Performance ratios	**For the Three Months Ended March 31, 2016**	**December 31 2015 [7]**	**March 31, 2015 [7]**
Net interest margin [2], [3]	2.69%	2.72%	2.70%
Return on average assets [2]	0.17	0.24	0.49
Return on MUAH stockholder's equity	1.25	1.75	3.65
Return on MUAH stockholder's equity excluding privatization and merger costs [2], [4]	1.54	2.24	4.51
Efficiency ratio [5]	80	80	83
Adjusted efficiency ratio [6]	72	69	75

Compared to 4Q 2015:

- Period end cash and deposit balances increased primarily due to a single short term deposit at quarter end
- Total assets also increased due to an increase in loans held for investment, partially offset by a decline in securities
- Net interest margin decreased 3bps
- Adjusted efficiency ratio increased slightly

1. Core deposits exclude brokered deposits, foreign time deposits, domestic time deposits greater than $250,000 and certain other deposits not considered to be core customer relationships
2. Annualized
3. Yields, interest income and net interest margin are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
4. These ratios exclude the impact of the privatization transaction and merger costs related to acquisitions. Management believes that these ratios provide useful supplemental information regarding MUAH's business results. Refer to MUAH's earnings release dated April 25, 2016 for a reconciliation between certain GAAP amounts and these non-GAAP measures
5. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)
6. Adjusted efficiency ratio is a non-GAAP financial measure. Refer to MUAH's 10-Q for the quarter ended March 31, 2016 for a reconciliation between certain GAAP amounts and these non-GAAP measures
7. During the first quarter of 2016, the Company corrected a prior period error related to the recognition of income associated with two LIHC investment fund structures. This error affected historical periods beginning in 2010 through December 31, 2015. This error was not material to any of the Company's previously issued financial statements.

MUFG
9
MUFG Americas Holdings Corporation Investor Presentation, 1Q16

Business Model for Key Segments

REALIGNMENT TO CONSOLIDATE FORMER COMMERCIAL BANKING CUSTOMERS WITHIN OTHER SEGMENTS

Regional Bank

Offers products and services to individuals and businesses through five main divisions:

- **Residential Lending:** centralized origination, underwriting, processing, servicing, collection and administration for residential mortgages and HELOCs
- **Retail Banking**: comprehensive relationship management to clients with ≤$3 million in deposits and investment balances through full-service branches in California, Washington and Oregon, ATMs, call centers, and internet banking
- **Wealth Markets** (Private Wealth Management and Asset Management): comprehensive relationship management to clients with >$3 million in deposits and investment balances including through Highmark and UBIS[1]
- **Commercial Banking:** commercial credit products including commercial loans, accounts receivable, inventory and trade financing primarily for corporate customers with annual revenues ≤$500 million generally based on the U.S. West Coast
- **Real Estate Industries** has four business lines:
  - Institutional Markets covering REITs, fund managers and institutional owners
  - Regional Markets for West Coast privately capitalized investors/developers
  - Community Development Finance covering for-profit and non-profit affordable housing developers
  - Commercial Mortgage Ops to cover middle market commercial real estate investors

Partnership

Transaction Banking

- Provides working capital management and asset servicing solutions, including deposits and treasury management, transactional trade finance, and institutional trust and custody
- Technology-driven business; manages Transaction Banking and enterprise digital channel product development

Partnership

Investment Banking & Markets

- Provides structured credit services, including project finance, leasing & equipment finance, commercial finance, funds finance and securitizations
- Includes Global Capital Markets which provides syndicated loans, equity & debt underwriting, tax equity and merchant banking investments
- Delivers risk management solutions including FX, interest rate and energy

Partnership

Partnership

U.S. Wholesale Banking

- Provides commercial lending products, including loans, lines of credit and other extensions of credit to corporate customers with target revenues greater than $500 million.
- Employs an industry-focused strategy including dedicated coverage teams in General Industries, Power and Utilities, Oil and Gas, Telecom and Media, Technology, Healthcare and Nonprofit, Public Finance, and Financial Institutions (predominantly Insurance and Asset Managers)

MUFG

1. HighMark Capital Management, Inc (a registered investment advisor) and UnionBanc Investment Services LLC (a registered broker-dealer and investment advisor), both subsidiaries of MUFG Union Bank, N.A.

10
MUFG Americas Holdings Corporation Investor Presentation, 1Q16

Strong and High Quality Capital Base 1. Reference Banks’ consist of the 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks, depicted on slide 3. Reference Banks’ average based on reporting through 5/5/2016 (Source: SNL Financial) 2. Tangible common equity is a non-GAAP measure. Refer to MUAH’s earnings release dated April 25, 2016 for a reconciliation between certain GAAP amounts and these non-GAAP measures 3. Common Equity Tier 1 risk-based capital ratio (standardized, fully phased-in basis) is a non-GAAP financial measure that is used to assess a bank’s capital position as if the transition provisions of the U.S. Basel III rules were fully phased in for the periods in which the ratio is disclosed. Please refer to MUAH’s earnings release dated April 25, 2016 and our 10-Q for the quarter ended March 31, 2016 for a reconciliation of between certain GAAP amounts and these non-GAAP measures MUAH HAS RECEIVED CAPITAL CONTRIBUTIONS TOTALING IN EXCESS OF $5BN SINCE 2009, INCLUDING A $1.2BN CAPITAL CONTRIBUTION FROM BTMU AND A $300 MILLION SUBORDINATED DEBT ISSUANCE TO BTMU, BOTH IN DECEMBER 2013 • MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III rules, with certain provisions subject to phase-in periods • MUB is subject to both the standardized and advanced approaches rules MUFG Americas Holdings Corporation Investor Presentation, 1Q16 Reference Banks' Average 1 March 31, December 31, March 31, Capital ratios: March 31, 2016 2016 2015 2015 Regulatory: Common Equity Tier 1 risk-based captial ratio 11.04% 13.33% 13.63% 12.64 % Tier 1 risk-based capital ratio 12.00 13.33 13.64 12.64 Total risk-based capital ratio 14.28 15.32 15.56 14.41 Tier 1 leverage ratio 9.90 11.41 11.40 11.30 Other: Tangible common equity ratio 2 9.00 10.55 10.71 10.68 Common Equity Tier 1 risk-based capital ratio (U.S. Basel II standardized approach, fully phased-in) 3 N/A 13.31 13.46 12.57 MUAH Capital Ratios 11

Robust Liquidity at MUB and MUAH

- MUB liquidity is supported by our core deposit base and a portfolio of high quality securities
- Double leverage ratio is 103% as of 3/31/2016[1]

	As of March 31, 2016		
(Dollars in millions)	Amortized Cost/ Carrying Amount[2]	Net Unrealized Gains (Losses)	Fair Value
Liquid book[3]:			
U.S. Treasury	$ 638	$ 16	$ 654
U.S. government-sponsored agencies	200	-	200
U.S. government agency and government-sponsored agencies:			
Residential-mortgage backed securities (RMBS)	14,556	155	14,711
Commercial-mortgage backed securities (CMBS)	1,661	82	1,743
Total liquid book	17,055	253	17,308
Spread book[3]:			
Privately issued:			
RMBS	202	1	203
CMBS	1,469	23	1,492
Collateralized loan obligations	3,267	(40)	3,227
Asset-backed and other	7	-	7
Total spread book	4,945	(16)	4,929
Other securities			
Direct bank purchase bonds	1,560	21	1,581
Other	32	1	33
Equity securities	6	2	8
Total other securities	1,598	24	1,622
Total securities	$ 23,598	$ 261	$ 23,859
Total Available for Sale (AFS) securities	$ 12,993	$ 18	$ 13,011
Total Held to Maturity (HTM) securities	10,605	243	10,848

Some numbers may not sum due to rounding

Excess Reserves[4]: $6.7 Bn
Unpledged securities: $21.5 Bn
Unused FHLB and Fed Capacity: $33.5 Bn

Deposits and Wholesale Funding ($bn) as of 3/31/2016



Brokered Deposits, $5.3
Other Deposits, $9.3
Medium- and Long-term Debt, $11.8
Commercial Paper, $0.6
Fed Funds Purchased & Other, $0.01
Core Deposits, $74.9

1. Source: MUAH FR Y-9LP as of March 31, 2016; defined as the Total Equity Investment in Subsidiaries divided by Total Equity. Management believes that this is a useful financial liquidity measure because it enables investors and others to assess the extent to which the Company is using debt to fund its equity investment in its subsidiaries.
2. Amortized Cost / Carrying Amount reflects amortized cost except for balances transferred from AFS to HTM. Those balances reflect amortized cost plus any unrealized gains or losses at the date of transfer
3. The Liquid Book is comprised of securities typically sponsored by the U.S. government and U.S. government agencies and is the primary source of U.S. Basel III LCR defined High Quality Liquid Assets for liquidity risk management purposes; the Spread Book consists of all other securities within our Asset Liability Management portfolio
4. Interest bearing deposits in banks

MUFG
12
MUFG Americas Holdings Corporation Investor Presentation, 1Q16

Proposed Internal TLAC1 Requirement • The Federal Reserve Board’s October 30 proposal for Total Loss Absorbing Capacity (“TLAC”) would require MUAH to hold 18.5% of its risk weighted assets in TLAC-eligible instruments by January 1, 2022 • At least 7% must be in the form of eligible Long Term Debt issued to MUAH’s foreign parent • At 3/31/2016, MUAH/MUB had sufficient common equity capital and term debt to fulfill the proposed quantitative requirements • However, TLAC-eligible debt must be subordinated obligations of the holding company and be issued to a foreign parent • The proposed requirements for long term debt become fully effective on Jan 1, 2019 • MUFG is expected to be the external TLAC funding entity MUAH/MUB HAVE SUFFICIENT TERM DEBT UNDER THE TLAC NPR; FULL COMPLIANCE REQUIRES SOME MODIFICATIONS MUFG Americas Holdings Corporation Investor Presentation, 1Q16 $12,936 $12,936 $300 $6,800; 7% $750 $3,500 $7,250 $5,000 0% 5% 10% 15% 20% 25% Actual If modified to comply with TLAC NPR % o f R W A Illustrative Example: 3/31/2016 MUAH & MUB External MUB Sr to BTMU MUB Sub to BTMU MUAH Sub to MUFG / BTMU CET1 Internal TLAC Minimum TLAC Min (incl. buffer) $ millions Eligible for Internal TLAC 1. Federal Reserve Notice of Proposed Rulemaking concerning Total Loss-Absorbing Capacity, October 30, 2015 13

MUB and MUAH Debt Outstanding and Maturity Schedule AS OF MARCH 31, 2016 MUAH and MUB Term Debt Redemption Schedule – Next 10 Years MUFG Union Bank, N.A. Senior Subordinated Preferred External Issued to Parent External Issued to Parent $700MM 3.00% Notes due 6/2016 $1,000MM Floating Rate Term Loan due 1/2018 $700MM 5.95% Note due 5/2016 $750MM Floating Rate Term Loan due 6/2023 -- $500MM Floating Rate Notes due 9/2016 $1,500MM Floating Rate Term Loan due 1/2018 $500MM 1.50% Notes due 9/2016 $1,000MM Floating Rate Term Loan due 1/2018 $250MM Floating Rate Notes due 5/2017 $500MM 2.125% Notes due 6/2017 $1,000MM 2.625% Notes due 9/2018 $500MM 2.25% Notes due 5/2019 MUFG Americas Holdings Corp. Senior Subordinated Preferred External Issued to Parent External Issued to Parent $250MM Floating Rate Notes due 2/2018 -- -- $300MM Floating Rate Term Loan due 12/2023 -- $450MM 1.625% Notes due 2/2018 $1,000MM 2.25% Notes due 2/2020 $400MM 3.50% Notes due 6/2022 $500MM 3.00% Notes due 2/2025 MUFG Americas Holdings Corporation Investor Presentation, 1Q16 - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 $ M illi on s MUAH Term Debt Bank Notes FHLB Med Term 2016 14

Deposit Trends 1. Source: FDIC Summary of Deposits as of 6/30/2015 MUFG Americas Holdings Corporation Investor Presentation, 1Q16 AVERAGE DEPOSIT BALANCES HAVE BEEN STEADY OVER THE LAST YEAR Metropolitan Statistical Area (MSA) / State 1 Rank Share (%) Santa Maria-Santa Barbara, CA 2 17.6 San Diego-Carlsbad, CA 3 14.1 Los Angeles-Long Beach-Anaheim, CA 4 10.0 Fresno, C 4 7.5 Oxnard-Thousand Oaks-Ventura, CA 4 6.4 Salinas, CA 5 9.7 Riverside-San Bernardino-Ontario, CA 6 4.6 Sacramento--Roseville--Arden-Arcade, CA 6 4.4 San Francisco-Oakland-Hayward, CA 7 3.4 Seattle-Tacoma-Bellevue, WA 7 3.0 San Jose-Sunnyvale-Santa Clara, CA 7 2.7 California Total 4 6.8 Washington Total 12 2.2 Deposits 40 38 38 38 38 6 6 6 6 6 9 9 8 8 6 30 30 31 31 32 1Q15 2Q15 3Q15 4Q15 1Q16 Transaction & Money Market Savings Time Noninterest Bearing 84 82 82 83 84 Average Quarterly Deposit Breakdown ($ billions) 15

Earning Asset Mix 1Q 2016 LOAN MIX BALANCED BETWEEN RESIDENTIAL AND COMMERCIAL 1. Average quarterly balance as of March 31, 2016 2 Total loans held for investment, including all nonperforming loans Loan Portfolio Composition 1 Earning Asset Mix 1 Commercial & Industrial 38% Commercial Mortgage 19% Construction 3% Lease Financing 1% Residential Mortgage 35% Home Equity & Other Consumer 4% MUFG Americas Holdings Corporation Investor Presentation, 1Q16 Loans 2 75% Securities 22% Cash and Equiv. 2% Other 1% 16

Commercial Portfolio MODERATE GROWTH IN COMMERCIAL LENDING. HISTORICAL NET CHARGE-OFFS HAVE BEEN LOW; HOWEVER WE EXPECT FURTHER DECLINES IN THE CREDIT QUALITY OF OUR OIL & GAS PORTFOLIO Commercial Lending Portfolio Period-end Loan Balances and Net Charge-offs/(Recoveries) ($mm) MUFG Americas Holdings Corporation Investor Presentation, 1Q16 17

Consumer Loan Portfolio CONSUMER PORTFOLIO CONTINUES TO EXHIBIT STRONG CREDIT QUALITY Home Equity & Other Consumer Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Residential Mortgage Loan Portfolio Period-end Loan Balances and Net Charge-offs/(Recoveries) ($mm) MUFG Americas Holdings Corporation Investor Presentation, 1Q16 18

Net Interest Margin Impacted by Low Rate Environment LOW INTEREST RATE ENVIRONMENT HAS PRESSURED NET INTEREST MARGIN 1. Net interest margin is annualized and presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent 2. Total loans held for investment Average Earning Assets ($bn) Net Interest Income ($mm) 2 1 MUFG Americas Holdings Corporation Investor Presentation, 1Q16 19

Interest Rate Risk Management Net Interest Income ($mm) +200 bps -100 bps G rad u al p a ral lel yi e ld cur v e s h if t ove r 1 2 -m o n th h o ri z o n MUFG Americas Holdings Corporation Investor Presentation, 1Q16 20

0.01% 0.10% 0.06% -0.03% 0.02% 0.41% 0.41% 0.45% 0.43% 0.46% -0.5% 0.0% 0.5% 1.0% 1Q15 2Q15 3Q15 4Q15 1Q16 MUAH Reference Banks' Average 0.47% 0.47% 0.55% 0.71% 1.21% 1.90% 1.85% 1.78% 1.41% 1.86% 0% 1% 2% 1Q15 2Q15 3Q15 4Q15 1Q16 MUAH Reference Banks' Average Asset Quality Trends Nonperforming Assets by Loan Type ($mm) Net Charge-offs / Average Loans4 Nonperforming Loans / Total Loans1 Criticized3 & Nonaccrual Loans / Total Loans 2 2 1. MUAH nonperforming loans excludes troubled debt restructurings (TDRs) that are in accrual status. (Source: SNL Financial and company reports); MUAH ratio is three month-average, Reference Banks’ ratios are YTD 2. Reference Banks’ consist of the 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through 5/5/2016 (Source: SNL Financial) 3. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status 4. Annualized ratio 1.73% 1.83% 2.14% 3.12% 3.87% 0.47% 0.47% 0.55% 0.71% 1.21% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 1Q15 2Q15 3Q15 4Q15 1Q16 Criticized % of total loans held for investment Nonaccrual loans % of total loans held for investment MUFG Americas Holdings Corporation Investor Presentation, 1Q16 21

Oil & Gas Overview • Lower market pricing has led to downward rating migration within the portfolio • We proactively risk rate and downgrade loans based on revised cash flow expectations and collateral assessments • Reserve for oil & gas loans is strong at 11.1% of outstanding balances (12.5% for Petroleum Exploration and Production (PEP) only) • 73% of oil & gas commitments are Shared National Credit (SNC) with 24% of SNCs agented by us • Net charge-offs of $6MM within oil & gas portfolio in 1Q 2016 Oil & Gas Portfolio Statistics as of March 31, 2016 Oil & Gas Portfolio Commitments as of March 31, 2016 PRICE DECLINES LED TO INCREASED RESERVES; STRONGER OIL & GAS RESERVE COVERAGE THAN OTHERS MUFG Americas Holdings Corporation Investor Presentation, 1Q16 Loan Reserve (Dollars in millions) Amount Allowance Ratio Oil & Gas portfolio: Total Commitments: 6,832$ 424$ 6.2 % Of which are PEP 5,519 415 7.5 Of which are criticized 2,701 Of which Loans Outstanding: 3,536 392 11.1 Of which are PEP 3,080 386 12.5 Of which are criticized 1,705 22

Oil & Gas Overview PEP Only Oil & Gas Portfolio • Allowance for loan and lease losses is 11.1% of outstanding oil & gas loans • Second lien / junior commitments are de minimis (less than 1% of total commitments) • 81% of oil & gas portfolio commitments; 87% of outstanding loans • Allowance for loan and lease losses is 12.5% of outstanding PEP loans • Substantially all Criticized and Nonaccrual oil & gas loans are within the PEP sub-sector FOCUS ON RESERVE-SECURED PEP CREDITS Oil & Gas Outstandings PEP Outstandings MUFG Americas Holdings Corporation Investor Presentation, 1Q16 March 31, December 31, March 31, December 31, (Dollars in millions) 2016 2015 (Dollars in millions) 2016 2015 Total outstanding 3,536$ 3,654$ Total outstanding 3,080$ 2,943$ Criticized 1,709 1,226 Criticized 1,705 1,226 Nonaccrual 547 175 Nonaccrual 547 175 23

Residential Mortgage and Home Equity1 Performed Well Through the Crisis 1. Includes Other Consumer loans 2. At origination 3. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association, Home Equity American Bankers Association Notes: National (SA) is seasonally adjusted American Bankers Association data; Benchmark metrics are reported on a one quarter lag Residential Mortgage Performance Trends (30 days Past Due + in Foreclosure) Home Equity Total Delinquency (30 Days + Past Due)1 Residential Mortgage Portfolio as of March 31, 2016: • 44% interest-only (non-amortizing) • 66% weighted average LTV2 for the I/O portfolio • No subprime programs or option ARM loans • Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs • 77% of the consumer portfolio has a refreshed FICO score of 720 and above3 • 96% has an LTV less than or equal to 80% 4 MUFG Americas Holdings Corporation Investor Presentation, 1Q16 24

MUAH Compares Favorably With Others 1. Reference Banks' consist of the 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks, depicted on slide 3. Reference Banks' average based on reporting through 05/5/2016 (Source: SNL Financial) 2. Annualized ratio 3. Ratings as of March 31, 2016 4. Standard & Poor's ratings for MUAH and MUB on negative outlook as of November 30, 2015 Net Charge-offs / Average Loans1,2 Common Equity Tier 1 (Basel 3) Ratio1 Reference Banks’ Credit Ratings1,3 MUFG Americas Holdings Corporation Investor Presentation, 1Q16 Long-term ratings S&P Moody's Fitch S&P Moody's Fitch U.S. Bancorp A+ A1 AA AA- A1 AA Wells Fargo & Company A A2 AA- AA- Aa2 AA MUAH4 A A3 A A+ A2 A BB&T Corporation A- A2 A+ A A1 A+ JPMorgan Chase & Co. A- A3 A+ A+ Aa3 AA- PNC Financial Services A- A3 A+ A A2 A+ M&T Bank A- A3 A A A2 A Comerica BBB+ A3 A A- A3 A Fifth Third Bancorp BBB+ Baa1 A A- A3 A Bank of America Corp. BBB+ Baa1 A A A1 A+ Citigroup Inc. BBB+ Baa1 A A A1 A+ KeyCorp BBB+ Baa1 A- A- A3 A- SunTrust Banks BBB+ Baa1 A- A- Baa1 A- Citizens Financial Group BBB+ NR BBB+ A- Baa1 BBB+ Huntington BBB Baa1 A- BBB+ A3 A- Capital One Financial Corp. BBB NR A- BBB+ Baa1 A- Regions Financial Corp. BBB Baa3 BBB BBB+ Baa3 BBB Zions Bancorporation BBB- Ba1 BBB- BBB+ NR BBB- Bank RatingsHolding Company Ratings 1.21% 1.86% 0.0% 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% 1.8% 2.0% 1Q16 MUAH Reference Banks' Average 0.02% 0.46% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 1Q16 MUAH Reference Banks' Average 13.33% 11.04% 9% 10% 11% 12% 13% 14% 15% 1Q16 MUAH Reference Banks' Average Nonperforming Loans / Total Loans1 25

Credit Ratings

		MUFG Union Bank, N.A.		MUFG Americas Holdings Corporation	Mitsubishi UFJ Securities (USA), Inc.	The Bank of Tokyo-Mitsubishi UFJ, Ltd	Mitsubishi UFJ Financial Group, Inc.
		Deposits	Senior Debt	Senior Debt	Senior Debt	Senior Debt	Senior Debt
Moody's	Long-Term	Aa2	A2	A3	--	A1	A1[2]
	Short-Term	P-1	P-1	--	--	P-1	P-1
Standard & Poor's	Long-Term	--	A+[1]	A[1]	A+[1]	A+[1]	A[1]
	Short-Term	--	A-1	A-1[1]	A-1	A-1	--
Fitch	Long-Term	A+	A	A	A	A	A[3]
	Short-Term	F1	F1	F1	F1	F1	F1[3]

-- means not rated

1. Negative Outlook as of November 30, 2015
2. Upgraded from A2 as of February 10, 2016
3. Ratings assigned as of February 12, 2016

26

MUFG Americas Holdings Corporation Investor Presentation, 1Q16

2015 CCAR and 2015 Mid-Cycle DFAST Stress Scenario Results • The Federal Reserve did not object to MUAH’s 2015 capital plan • MUAH timely filed its 2016 annual capital plan in April 2016  Severely Adverse scenario included a severe recession combined with a flat yield curve, lower energy prices and a drought in California 2015 Mid-Cycle DFAST stress test results demonstrated MUAH’s capital cushion in excess of regulatory minimums Mid-Cycle Severely Adverse Scenario Results 1. The Tier 1 Common Capital Ratio for all periods is calculated under U.S. Basel I rules. This ratio is a non-GAAP measure that facilitates the understanding of the Company’s capital structure and is used to assess and compare the quality and composition of the Company’s capital structure to other financial institutions 2. Represents minimum projected capital ratio from Q2 2015 through Q2 2017 3. 2015-2016 minimum ratios as defined in the Comprehensive Capital Analysis and Review 2015 Summary Instructions and Guidance, October 2014 4. Beginning in 2015, risk-weighted assets are calculated under the Basel III standardized capital risk-based approach, except for the Tier 1 Common Capital Ratio which uses the general risk-based capital approach for all quarters MUFG Americas Holdings Corporation Investor Presentation, 1Q16 27

Conclusion • MUAH and MUB carry solid credit ratings and benefit from the ownership of MUFG, one of the world’s largest financial organizations • Strong local management team with a majority of independent board members • Solid balance sheet with high-quality capital base and strong liquidity • Conservative risk culture resulting in a high quality loan portfolio with historically strong credit performance and proactive management of oil & gas exposures • There are many risks facing the banking industry and MUAH; please refer to the Risk Factors on pages 18-35 of our Form 10-K for the year ended December 31, 2015 and pages 85-86 of our Form 10-Q for the quarter ended March 31, 2016 Contacts Mimi Mengis Doug Lambert Managing Director Director 415-765-3182 415-765-3180 mimi.mengis@unionbank.com doug.lambert@unionbank.com MUFG Americas Holdings Corporation Investor Presentation, 1Q16 28